Exhibit 99.2

[First Federal Savings Bank]

Dear Depositor:

The Board of Directors of FedFirst Financial Corporation, the holding company for First Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which FedFirst Financial Corporation is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of FedFirst Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of First Federal Savings Bank, FedFirst Financial Corporation and FedFirst Financial Mutual Holding Company the federally chartered mutual holding company Parent of FedFirst Financial Corporation. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank) to FedFirst Financial Corporation in the enclosed postage-paid envelope marked “STOCK ORDER RETURN”, or return it to any full service branch office of First Federal Savings Bank. Your order must be physically received by FedFirst Financial Corporation no later than 12:00 noon, Eastern Time, on                     ,                                , 2005. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at First Federal Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than First Federal Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Peter D. Griffith
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings Bank, FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[First Federal Savings Bank]

Dear Friend of First Federal Savings Bank:

The Board of Directors of FedFirst Financial Corporation, the holding company for First Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which FedFirst Financial Corporation is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of FedFirst Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of First Federal Savings Bank, FedFirst Financial Corporation and FedFirst Financial Mutual Holding Company the federally chartered mutual holding company of FedFirst Financial Corporation. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank) to FedFirst Financial Corporation in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of First Federal Savings Bank. Your order must be physically received by FedFirst Financial Corporation no later than 12:00 noon, Eastern Time, on                     ,                                , 200X. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Peter D. Griffith
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings Bank, FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[FedFirst Financial Corporation]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by FedFirst Financial Corporation. We are raising capital to support First Federal Savings Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of First Federal Savings Bank, FedFirst Financial Corporation and FedFirst Financial Mutual Holding Company and the proposed stock offering by FedFirst Financial Corporation. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank), to FedFirst Financial Corporation in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of First Federal Savings Bank. Your order must be physically received by FedFirst Financial Corporation no later than 12:00 noon, Eastern Time, on                     ,                                , 200X.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Peter D. Griffith
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings Bank, FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of First Federal Savings Bank:

At the request of First Federal Savings Bank and its holding company, FedFirst Financial Corporation, we have enclosed material regarding the offering of common stock by FedFirst Financial Corporation. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of FedFirst Financial Corporation

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with First Federal Savings Bank) to FedFirst Financial Corporation in the accompanying postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of First Federal Savings Bank. Your order must be physically received by FedFirst Financial Corporation no later than 12:00 noon, Eastern Time, on                     ,                                , 200X. If you have any questions after reading the enclosed material, please call the stock information center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings Bank, FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[FedFirst Financial Corporation]

          , 2005

Dear           :

The Board of Directors of FedFirst Financial Corporation, the holding company for First Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which FedFirst Financial Corporation will offer common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on            at            00      .     .

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (     )       -           , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,

Peter D. Griffith
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings Bank, FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Stock Information Center)